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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                                    KIRI INC.

          Kiri Inc., a corporation organized and existing under the laws of the State of Delaware, for the purpose of amending and restating its Certificate of Incorporation, does hereby certify as follows:

          FIRST: The name of the corporation is Kiri Inc. The original Certificate of Incorporation (the "ORIGINAL CERTIFICATE") was filed with the Secretary of State of the State of Delaware on October 13, 1999, pursuant to and by virtue of the General Corporation Law of the State of Delaware.

          SECOND: Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"), each share of previously existing common stock, par value $.01 per share, issued and outstanding or held in treasury shall be and hereby is converted into and reclassified as one share of Class B Common Stock, par value $.01 per share. Certificates which prior to the Effective Time represented shares of common stock shall, at the Effective Time, be hereby canceled and upon presentation of the canceled certificates to Kiri Inc., the holders thereof shall be entitled to receive certificate(s) representing the shares of Class B Common Stock into which such canceled shares have been converted.

          THIRD: This Restated Certificate of Incorporation, having been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Board of Directors and the written consent of the stockholders of Kiri Inc., restates and integrates and further amends the provisions of the Original Certificate. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, the "CERTIFICATE OF INCORPORATION") reads as follows:



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                                  ARTICLE FIRST

                               NAME OF CORPORATION

          The name of the corporation is AT&T Latin America Corp. (the "CORPORATION").

                                 ARTICLE SECOND

                     REGISTERED OFFICE AND REGISTERED AGENT

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

                                     PURPOSE

          The purpose of the Corporation is to engage in the business of providing telecommunications services and related or incidental activities in the Territory. "Territory" means Antigua and Barbuda, Argentina, Bahamas, Barbados, Bolivia, Brazil, Chile, Colombia, Dominica, Dominican Republic, Ecuador, Grenada, Guyana, Haiti, Jamaica, Panama, Paraguay, Peru, Saint Lucia, Saint Vincent and the Grenadines, Suriname, St. Kitts and Nevis, Trinidad and Tobago, Uruguay and Venezuela.

                                 ARTICLE FOURTH

                                  CAPITAL STOCK

          A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 460,000,000 shares consisting of: (1) 300,000,000 shares of Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), (2) 150,000,000 shares of Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK") and (3) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"). Except as otherwise provided herein, the number of




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authorized shares of Class A Common Stock, Class B Common Stock or Preferred
Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common Stock or any series of Preferred Stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or Preferred Stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto). This paragraph A of Article FOURTH shall not in any way limit the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

          B. The Board of Directors shall have the full authority permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

               (1) the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the stated or liquidation value thereof, if different from the par value thereof;

               (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

               (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

               (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such




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          redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable on such redemption, if any;

               (5) the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

               (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

               (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;

               (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

               (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

               (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the General Corporation Law of the State of Delaware.



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          C. The powers, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          D. Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article FOURTH:

               (1) The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be, and the dividend or other distribution payable to holders of Class B Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.

               (2) Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, the voting power of the Corporation shall be exclusively vested in the Common Stock.





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               (3) Holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

               (4) The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

               (5) The powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions with respect to Class A Common Stock and Class B Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

               (6) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any outstanding Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

          E. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their





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respective rights and interests and shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to such distribution. For purposes of this paragraph E of Article FOURTH, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation, merger or other restructuring of the corporation with or into one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation, merger or other restructuring) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

          F. (1) Each share of Class B Common Stock is convertible while held by the Original Class B Holder (as defined below), at the option of the holder thereof and in the manner described below, into one share of Class A Common Stock, subject to adjustment as provided in paragraph F(1)(b) of this Article FOURTH and subject to the conditions and limitations described below:

               (a) In order to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to this paragraph F(l) of Article FOURTH, the holder thereof shall deliver to the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) (the "Office of the Corporation") (I) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and, if required by paragraph F(9) of this Article FOURTH, by any required tax transfer stamps and (II) written notice (the "Conversion Notice") to the Corporation that such holder elects to convert such shares of Class B Common Stock into shares of Class A Common Stock and stating the name and address in which each certificate representing shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Office of the Corporation of the certificate representing the shares to be converted together with the Conversion Notice, and the person exercising such voluntary conversion shall be treated for all purposes as the holder of the number of shares of Class A Common Stock issuable upon such voluntary conversion at such time; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holder shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such voluntary conversion and unpaid as of the time of such voluntary conversion. Following a voluntary conversion, the







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          Corporation shall promptly issue and deliver, or cause to be issued and delivered, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificate has been converted at the address set forth in the Conversion Notice.

               (b) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a reclassification, subdivision or combination described in paragraph D(l) of this Article FOURTH or pursuant to a merger, consolidation or other restructuring referred to in paragraph G of this Article FOURTH), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification with respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

          The "Original Class B Holder" shall mean AT&T Corp., a New York corporation (including any successor thereof) or any one or more persons or entities, other than the Corporation, in which AT&T Corp. beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("AT&T PARTIES").

          (2) Except as otherwise provided in this paragraph F(2) of Article FOURTH, upon the sale or other transfer (whether by merger, operation of law or otherwise) by a stockholder of the Corporation of shares of Class B Common Stock such that any person or persons, other than the Original Class B Holder, shall have beneficial ownership thereof, including pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933, as amended, and/or a sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall thereafter be deemed to represent shares of Class A Common Stock. For purposes of this paragraph F of Article FOURTH, (i) "beneficial ownership" shall mean control, directly or indirectly, through record ownership or any contract, arrangement, understanding, relationship or otherwise, of the voting power (which includes the power to vote or to direct the voting of such shares, except where such power arises solely from a






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revocable proxy or consent given in response to a proxy or consent solicitation)
of such Class B Common Stock, (ii) a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity and (iii) the term "transfer" shall not include a bona fide unforeclosed pledge.

          Immediately upon any automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, the rights of the holders of such converted shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holders shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such automatic conversion and unpaid as of the time of such automatic conversion.

          As promptly as practicable on or after the date of any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, upon the delivery to the Corporation of a certificate formerly representing shares of Class B Common Stock, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the holder of the surrendered certificate formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common stock into which the shares of Class B Common Stock formerly represented by such certificate have been converted in accordance herewith.

          (3) Holders of shares of Class B Common Stock may (a) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph F(4) of this Article FOURTH, and under no other circumstances, or
(b) convert any or all of such shares into shares of Class A Common Stock, as provided in paragraph F(1) of this Article FOURTH, for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person. No person other than the Original Class B Holder (including any transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph F(4) of this Article FOURTH), shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such person's own benefit the special rights and powers of a holder of shares of Class B Common Stock.

          (4) Shares of Class B Common Stock shall be transferred on the books of the Corporation, and a new certificate or certificates issued therefor, upon presentation for transfer at the Office of the Corporation of the certificate





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for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by an affidavit from AT&T Corp. stating that such certificate is being presented to effect a transfer by one AT&T Party of such shares to another AT&T Party.

          Each affidavit of AT&T Corp. furnished pursuant to paragraph F(4) of this Article FOURTH shall be verified by an officer of AT&T Corp. as of a date not earlier than five days prior to the date of delivery thereof.

          If a holder of shares of Class B Common Stock shall present a certificate for such shares, endorsed by said holder for transfer or accompanied by an instrument of transfer signed by said holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in paragraph F(4) of this Article FOURTH, then such shares shall automatically convert into an equal number of shares of Class A Common Stock in accordance with paragraph F(2) of this Article FOURTH.

          If the Board of Directors (or any committee of the Board of Directors or officer of the Corporation, designated for such purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph F(4) of this Article FOURTH, or shall determine that a person is enjoying for such person's own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. A bona fide unforeclosed pledge of shares of Class B Common Stock shall not be deemed to violate such provisions; PROVIDED that such shares shall not be voted by or registered in the name of the pledgee.

          (5) Each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

           "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph F(4) of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this corporation. Any person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph F(4) of Article FOURTH is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B




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      Common Stock shall automatically convert into an equal number of shares of
      Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

          (6) If (i) any dividend or other distribution has been declared with respect to shares of Class B Common Stock which will be converted into shares of Class A Common Stock pursuant to the provisions of this paragraph F of Article FOURTH, (ii) the record date or payment date therefor will be subsequent to such conversion and (iii) such dividend or other distribution was declared prior to such conversion, then such dividend or other distribution shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been converted (without duplication), and any such dividend or other distribution which shall have been declared on such shares payable in shares of Class B Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, shall be deemed to have been declared, and shall be payable, in corresponding shares of Class A Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be.

          (7) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, as determined by the Board of Directors, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

          The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock and its issued Class A Common Stock held in its treasury, solely for the purpose of effecting any conversion of Class B Common Stock pursuant to this Article FOURTH, the full number of shares of Class A Common Stock then issuable or deliverable upon any such conversion of all of the then outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon any conversion of Class B Common Stock pursuant to this Article FOURTH shall be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

          (8) In connection with any transfer or conversion of any capital stock of the Corporation pursuant to or as permitted by the provisions of this




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paragraph F of Article FOURTH, or in connection with the making of any determination referred to in this paragraph F of Article FOURTH:

           (a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts indicating that such conversion was in violation of paragraph F(4) of this Article FOURTH, in either of which events the Corporation shall (i) make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and (ii) have a reasonable time to complete such investigation; and

           (b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken in good faith.

          (9) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          G. In the event of a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration.

          H. The Corporation shall not be entitled to issue additional shares of Class B Common Stock, or issue rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, except that the Corporation may make an offer to all holders of Common Stock of rights to purchase additional shares of the class of Common Stock already held by such holders; provided, however, that the holders of each share







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of Class A Common Stock and Class B Common Stock shall be entitled to purchase the same number of additional shares or rights, options, warrants or other securities convertible into or exchangeable or exercisable for additional shares, and on the same terms as the holders of each share of such other class of capital stock. Class A Common Stock and Class B Common Stock will be treated equally with respect to any offer made by the Corporation to all of the holders of Common Stock of rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any other capital stock of the Corporation.

                                  ARTICLE FIFTH

                               BOARD OF DIRECTORS

          A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be up to six.

          B. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be by written ballot.

          C. A stockholder may raise business or make nominations for the election of directors at a stockholders' meeting only by complying with all of the provisions of the By-laws specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (I) the submission of proposals to be considered at any meeting of stockholders or (II) nominations for the election of directors to be held at any such meeting.

                                  ARTICLE SIXTH

                                   AMENDMENTS

          A. The Corporation reserves the right to adopt, repeal, alter or amend any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate of Incorporation, if any, are granted subject to this reservation.

          B. Except where the Board of Directors is permitted by law or by this Certificate of Incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any voting rights granted to holders of any






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outstanding shares of Preferred Stock, provisions of this Certificate of
Incorporation shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; PROVIDED, HOWEVER, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to be voted by the holders of all of the shares so adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, as hereinbefore provided. Any increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) in the authorized number of shares of any class or classes of capital stock of the corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                                 ARTICLE SEVENTH

                        LIMITATION ON DIRECTOR LIABILITY

          A. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director.

          B. The rights and authority conferred in this Article EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          C. Neither the amendment, alteration or repeal of this Article EIGHTH, nor the adoption of any provision inconsistent with this Article EIGHTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.




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



                                 ARTICLE EIGHTH

                 AMENDMENTS TO BY-LAWS BY THE BOARD OF DIRECTORS

           In furtherance of, and not in limitation of, the powers conferred by law, and subject to the provisions of the By-laws relating to amendments thereto, the Board of Directors is expressly authorized and empowered to:

           (1) adopt any By-laws a majority of the entire Board of Directors may deem necessary or desirable in connection with the conduct of the affairs of the Corporation, including provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (i) the submission of proposals to be considered at any such meeting or (ii) nominations for the election of directors to be held at any such meeting; and

           (2) repeal, alter or amend the By-laws by the affirmative vote of a majority of the entire Board of Directors.


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


IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the Board of Directors and the stockholders of the Corporation, has been executed this 6th day of December, 1999.

                                                Kiri Inc.

                                                By: /s/ Alfredo DiBlasio
                                                    --------------------------
                                                      Alfredo DiBlasio
                                                      President


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